Exhibit 3(ii).1

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                      Used Kar Parts, Inc. [Xenomics, Inc.]

                               ARTICLE I - OFFICES

SECTION l. PRINCIPAL PLACE OF BUSINESS

The initial location of the principal place of business of the corporation shall be as specified in the articles of incorporation and may be changed from time to time by resolution of the board of directors. It may be located at any place within or outside the State of Florida. [BCA Sec. 607.0202(b)] The principal place of business of the corporation shall also be known as the principal office of the corporation

SECTION 2. OTHER OFFICES

The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require

                             ARTICLE II SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS

All meetings of the shareholders shall be held at the principal place of business of the corporation or at such other place, within or outside the state of Florida, as may be determined by the board of directors. [BCA Secs. 607.0701(2) & 607.0702(2)]

SECTION 2. ANNUAL MEETINGS

The annual meeting of the shareholders shall be held on the 15th of the month of May in each year at 9 o'clock A.M., at which time the shareholders shall elect a board of directors and transact any other proper business. If this date falls on a legal holiday, then the meeting shall be held on the following business day at the same hour. [BCA Sec. 607.0701(1)]

SECTION 3. SPECIAL MEETINGS

Special meetings of the shareholders may be cal1ed by the board of directors or by the shareholders. In order for a special meeting to be called by the shareholders, 10 percent or more of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting shall sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. [BCA Sec. 607.0702] The secretary shall issue the call for special meetings unless the president, the board or directors or the shareholders designate another person to make the call.

SECTION 4. NOTICE OF MEETINGS

Notice of all shareholders meetings, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting no fewer than 10 or more than 60 days before the meeting date. The notice shall include the date, time and place of the meeting and in the case of a special meeting the purpose or purposes for which the meeting is called. Only the business within the purpose or purposes included in the notice of special meeting may be conducted at a special shareholders meeting. Notice of shareholders' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or

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other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage prepaid. When a meeting is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time or place is announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting in accordance with the preceding paragraphs of this bylaw shall be given to each person who is a shareholder as of the new record date and is entitled to vote at such meeting. [BCA Secs. 607.0141 & 607.0705]

SECTION 5. WAIVER OF NOTICE

A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any annual or special meeting of the shareholders need be specified in any written waiver of notice. [BCA Sec. 607.0706(1)]

SECTION 6. ACTION WITHOUT MEETING

Any action which is required by law to be taken at an annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if one or more written consents, setting forth the action so taken, shall be dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consents shall not be effective to take corporate action unless, within 60 days of the date of the earliest written consent relating to the action, the signed written consents of the number of holders required to take the action are delivered to the corporation. Within 10 days after obtaining any such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. [BCA Sec. 607.0704]

SECTION 7. QUORUM AND SHAREHOLDER ACTION

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Unless otherwise provided under law, the articles of incorporation or these bylaws, if a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote favoring the action exceed the votes cast opposing the action. Directors shall be elected by a plurality of the votes cast by the shares entitled to Vote in the election at a meeting at which a quorum is present. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to Vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. [BCA Secs.607.0727 & 607.0728]

SECTION 8. VOTING OF SHARES

Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be provided under law or the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. At each election of directors, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder, for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote. [BCA Secs. 607.0721 & 607.0728]

SECTION 9. PROXIES

A shareholder, or the shareholder's attorney in fact, may appoint a proxy to vote or otherwise act for the shareholder. An executed telegram or cablegram

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appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be a sufficient appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is specified in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is revocable and the appointment is coupled with an interest as provided in Section 607.0722(5) of the Business Corporation Act. [BCA Sec. 607.0722]

SECTION 10. RECORD DATE FOR DETERMINING SHAREHOLDERS

The board of directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. In no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted. A record date may not be specified to be more than 70 days before the meeting or action. Unless otherwise specified by resolution of the board of directors, the following record dates shall be operative:

         1. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers the shareholder's demand to the corporation.

         2. If no prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent relating to the proposed action is delivered to the corporation.

         3. If prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         4. The record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders is at the close of business on the day before the first notice is delivered to the shareholders. [BCA Sec. 6O7.0707]

SECTION 11. SHAREHOLDERS' LIST

After a record date is fixed or determined in accordance with these bylaws, the secretary shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall show the addresses of, and the number and class and series, if any, of shares held by, each person. The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting, at the corporation's principal place of business. [BCA Sec. 607.0720]

                              ARTICLE III DIRECTORS

SECTION 1. POWERS

Except as may be otherwise provided by law or the articles of incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors [BCA Sec. 607.0801(2)] A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless:

         1.       The director votes against or abstains from the action taken;
                  or

         2. The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting specified business at the meeting. [BCA Sec. 607.0824(4)] The board of directors shall have the authority to fix the compensation of directors. [BCA Sec.
                  607.08101]

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

SECTION 2. QUALIFICATION AND NUMBER

Directors shall be individuals who are 18 years of age or older but need not be residents of Florida or shareholders of this corporation. [BCA Sec. 607.0802] The authorized number of directors shall be no fewer than one (1) and no more than eleven (11), as shall be fixed by resolutions of the board of directors. This number may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. [BCA Secs. 607.0803 & 607.0805(3)]

SECTION 3. ELECTION AND TENURE OF OFFICE

The directors shall be elected at each annual meeting of the shareholders and each director shall hold office until the next annual meeting of shareholders and until the director's successor has been elected and qualified, or until the director's earlier resignation or removal from office. [BCA Secs. 607.0803(3) & BCA Sec. 607.0805]

SECTION 4. VACANCIES

Unless otherwise provided in the articles of incorporation, any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders. [BCA Sec. 607.0809(1)] A director elected to fill a vacancy shall hold office only until the next shareholders' meeting at which directors are elected. [BCA Secs. 607.0805(4)]

SECTION 5. REMOVAL

Unless the articles of incorporation provide that a director may only be removed for cause, at a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. [BCA Sec. 607.0808]

SECTION 6. PLACE OF MEETINGS

Meetings 0f the board of directors shall be held at any place, within or without the State of Florida, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal place of business of the corporation or as may be designated from time to time by resolution of the board of directors. The board of directors may permit any or all directors to participate in meetings by, or conduct the meeting through the use of, any means of communication by which all directors participating can simultaneously hear each other during the meeting. [BCA Sec.607.0820]

SECTION 7. ANNUAL AND REGULAR MEETINGS

An annual meeting of the board of directors shall be held without call or notice immediately after and at the same place as the annual meeting of the shareholders. Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by the board of directors. Call and notice of these regular meetings shall not be required. [BCA Secs. 607.0820(1) & 607.0822(1)]

SECTION 8. SPECIAL MEETINGS AND NOTICE REQUIREMENTS

Special meetings of the board of directors may be called by the chairman of the board or by the president and shall be preceded by at least three (3) days' notice of the date, time, and place of the meeting. Unless otherwise required by law, the articles of incorporation or these bylaws, the notice need not specify the purpose of the special meeting. (SCA Sec. 607.0822(2)] Notice of directors' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting. Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at the director's current address on file with the corporation, with postage prepaid. [BCA Sec. 607.0141] If any meeting of directors is adjourned to another time or place, notice of any such adjourned

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

meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. [BCA Secs. 607.0820(2)]

SECTION 9. QUORUM

A majority of the authorized number of directors shall constitute a quorum for all meetings of the board of directors. [BCA Sec. 607.0824]

SECTION 10. VOTING

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present at the meeting shall be the act of the board of directors. A director of the corporation who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless: 1. The director objects at the beginning of the meeting, or promptly upon arriving, to holding the meeting or transacting specified business at the meeting; or 2. The director votes against or abstains from the action taken. [BCA Sec. 607.0824]

SECTION 11. WAIVER OF NOTICE

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning at the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. [BCA Sec. 607.0823]

SECTION 12. ACTION WITHOUT MEETING

Any action required or permitted to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board of directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. [BCA Sec. 607.0821]

SECTION 13. COMPENSATION OF DIRECTORS.

The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 14. CHAIRMAN OF THE BOARD.

The Board of Directors may, in its discretion, choose a chairman of the board or up to two co-chairmen of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

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

                               ARTICLE IV OFFICERS

SECTION 1. OFFICERS

The officers of the corporation shall consist of a president, a secretary, a treasurer, and such other officers as the board of directors may appoint. A duly appointed officer 'nay appoint one or more officers or assistant officers if authorized by the board of directors . The same individual may simultaneously hold more than office in the corporation. Each officer shall have the authority and shall perform the duties set forth in these bylaws and, to the extent consistent with these bylaws, shall have such other duties and powers as may be determined by the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers. (BCA Secs.
607.08401 & 607.0841]

SECTION 2. ELECTION

All officers of the corporation shall be elected or appointed by, and serve at the pleasure of, the board of directors. The election or appointment of an officer shall not itself create contract rights. [BCA Secs.
607.08401 & 607.0843]

SECTION 3. REMOVAL, RESIGNATION AND VACANCIES

An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. The board of directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. An officer's removal shall not affect the officer's contract rights, if any, with the corporation. An officer's resignation shall not affect the corporation's contract rights, if any, with the officer. (BCA Secs. 607.0842 & 607.0843] Any vacancy occurring in any office may be filled by the board of directors.

SECTION 4. PRESIDENT

The president shall be the chief executive officer and general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. In the absence of a chairman of the board, he shall preside at all meetings of the shareholders if present thereat and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation. In the absence or disability of the president, the vice president, if any, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions imposed upon, the president.

SECTION 5. VICE PRESIDENTS.

The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

SECTION 6. SECRETARY

         1. The secretary shall be responsible for preparing, or causing to be prepared, minutes of all meetings of directors and shareholders and for authenticating records of the corporation.[BCA Sec. 607.084Ol(3)]

         2. The secretary shall keep, or cause to be kept, at the principal place of business of the corporation, minutes of all meetings of the shareholders or the board of directors; a record of all actions taken by the shareholders or the board

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

                  of directors without a meeting for the past three years; and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation (BCA Sec. 607.l6Ol(l)]

         3. Minutes of meetings shall state the date, time and place of the meeting; whether regular or special; how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.

         4. The secretary shall maintain, at the principal place of business of the corporation, a record of its shareholders, showing the names of the shareholders and their addresses, the number, class, and series, if any, held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. [BCA Sec. 607.1601(1)]

         5. The secretary shall make sure that the following papers and reports are included in the secretary's records kept at the principal place of business of the corporation:

                  (a) The articles or restated articles of incorporation and all amendments to them currently in effect;
                  (b) The bylaws or restated bylaws and all amendments to them currently in effect;
                  (c) resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
                  (d) Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past 3 years;
                  (e) Written communications to all shareholders generally of all shareholders of a class or series within the past 3 years, including the financial statements furnished for the past 3 years under Article VI,
                           Section 2 of these bylaws and any reports furnished during the last 3 years under Article VI, Section 3 of these bylaws;
                  (f) A list of the names and business street addresses of current directors and officers; and
                  (g) The corporation's most recent annual report delivered to the Department of State under Article VI, Section 4 of these bylaws. [BCA Sec. 607.1601(5)]

The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws. The secretary shall have charge of the seal of the corporation.

In the absence or disability of the secretary, the assistant secretary, or, if there is none or more than one, the assistant secretary designated by the board of directors, shall have all the powers of, and be subject to all the restrictions imposed upon, the secretary.

SECTION 7. TREASURER

The treasurer shall have custody of the funds and securities of the corporation and shall keep and maintain, or cause to be kept and maintained, at the principal business office of the corporation, adequate and correct books and records of accounts of the income, expenses, assets, liabilities, properties and business transactions of the corporation. {BCA Sec. 607.1601(2)] The treasurer shall prepare, or cause to be prepared, and shall furnish to shareholders, the annual financial statements and other reports required pursuant to Article VI, Sections 2 and 3 of these bylaws. The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation in payment of the lust demands against the corporation as authorized by the board of directors and shall render to the president and directors, whenever requested, an account of all his or her transactions as treasurer and of the financial condition of the corporation. In the absence or disability of the treasurer, the assistant treasurer, if any, shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the treasurer.

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

SECTION 8. OTHER OFFICERS, EMPLOYEES AND AGENTS.

Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

SECTION 9. COMPENSATION

The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the board of directors.

                    ARTICLE V EXECUTIVE AND OTHER COMMITTEES

SECTION 1. EXECUTIVE AND OTHER COMMITTEES OF THE BOARD

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate from its members an executive committee and one or more other committees each of which, to the extant provided in such resolution, the articles of incorporation or these bylaws, shall have and may exercise the authority of the board of directors, except that no such committee shall have the authority to:

         1. Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

         2. Fill vacancies on the board of directors or any committee thereof.

         3.       Adopt, amend, or repeal the bylaws.

         4. Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.

         5. Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Each such committee shall have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted by a majority of the authorized number of directors, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting or such committee. The provisions of law, the articles of incorporation and these bylaws that govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors shall apply to such committees of the board and their members as well. Neither the designation of any such committee, the delegation thereto of authority, nor act-ion by such committee pursuant to such authority shall alone constitute compliance by any member of the hoard of directors not a member of the committee in question with the director's responsibility to act in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in like position would use under similar circumstances. (BCA Sec. 607.0825]


                ARTICLE VI CORPORATE BOOKS, RECORDS, AND REPORTS

SECTION 1. BOOKS, RECORDS AND REPORTS

The corporation shall keep correct and complete books and records of account; minutes or the proceedings of its shareholders, board of directors, and committees of directors; a record of its shareholders; and such other records

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

and reports as are further described in Article IV, sections 5 and 6 of these bylaws, at the principal place of business of the corporation. Any books, records, and minutes may be in written form or in another form capable of being converted into written form within a reasonable time. [BCA Sec. 607.1601(4)]

SECTION 2. ANNUAL FINANCIAL STATEMENTS FOR SHAREHOLDERS

Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records: 1. Stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis or preparation, and 2. Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail the shareholder the latest financial statements. [BCA Sec. 6O7.l620] Copies of the annual financial statements shall be kept at the principal place of business of the corporation for at least 5 years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

SECTION 3. OTHER REPORTS TO SHAREHOLDERS

If the corporation indemnities or advances expenses to any director, officer, employee, or agent, other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time that such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. (SCA Sec. 607.1621(1)] If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting. [BCA Sec. 607.1621(2)]

SECTION 4. ANNUAL REPORT TO DEPARTMENT OF STATE

The corporation shall prepare and deliver an annual report form to the Department of State each year within the time limits imposed, and containing the information required, by section 607.1622 of the Business Corporation Act.

SECTION 5. INSPECTION BY SHAREHOLDERS

         1. A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, the records of the corporation described in
                  Article IV, Section 5(e) of these bylaws if the shareholder gives the secretary written notice of the shareholder's demand at least 5 business days before the date on which the shareholder wishes to inspect and copy.

         2. A shareholder of this corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection 3. below and gives the corporation written notice of the shareholder's demand at least 5 business days before the date on which the shareholder wishes to inspect and copy:

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                  a.       Excerpts from minutes of any meeting of the board of
                           directors, records of any action of a committee at the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) above;
                  b.       Accounting records of the corporation;
                  c. The record of shareholders; and d. Any other books and records of the corporation.

         3. A shareholder may inspect and copy the records described in subsection 1. above only if:

                  a. The shareholder's demand is made in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder;
                  b. The demand describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and
                  c. The records requested are directly connected with the shareholder's purpose.

         4.       This section of the bylaws does not affect:

                  a. The right of a shareholder to inspect and copy records under Article II, Section 11 of these bylaws;
                  b. The power of a court, independently of the Business Corporation Act, to compel the production of corporate records for examination. [BCA Sec. 607.1602]

SECTION 6. INSPECTION BY DIRECTORS

Every director shall have the absolute right at: any reasonable time to inspect and copy all books, record, and documents, of every kind of the corporation and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

                    ARTICLE VII INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION UNDER BCA SECTION 607.0850

The corporation shall indemnify its directors, officers, employees, and agents to the fullest extent permitted in Section 607.0850 of the Business Corporation Act.

SECTION 2. ADDITIONAL INDEMNIFICATION

The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances specified in
Section 607.0850 (7)(a-d) of the Business Corporation Act.

SECTION 3. COURT ORDERED INDEMNIFICATION

Unless otherwise provided by the articles of incorporation, notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent at the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction in accordance with Section 607.0850(9) of the Business Corporation Act.

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SECTION 4. INSURANCE

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under provisions of law. [BCA Sec. 607.0850(12)]

                               ARTICLE VIII SHARES

SECTION 1. ISSUE OF CERTIFICATES.

The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

SECTION 2. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER.

The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

SECTION 3. FACSIMILE SIGNATURES.

The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

SECTION 4. LOST CERTIFICATES.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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SECTION 5. TRANSFER OF SHARES.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6. REGISTERED SHAREHOLDERS.

The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Florida.

                          ARTICLE IX GENERAL PROVISIONS

SECTION 1. PAYMENT OF DIVIDENDS

The board of directors may authorize, and the corporation may make, dividends on its shares in cash, property, or its own shares and other distributions to its shareholders, subject to any restrictions contained in the articles of incorporation, to the requirements of sections 607.0623 and 607.06401 of the Business Corporation Act, and to all applicable provisions of law. [BCA Secs. 607.01401(15), 607.0623(2) & 607.06401(3)]

SECTION 2. RESERVES.

The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

SECTION 3. CHECKS.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 4. FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by resolution of the Board of Directors.

SECTION 5. SEAL.

The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6. GENDER.

All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.


                  ARTICLE X - AMENDMENT OF ARTICLES AND BYLAWS

SECTION 1. AMENDMENT OF ARTICLES OF INCORPORATION

The board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be effective:

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

         1. The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and

         2. The shareholders entitled to vote on the amendment must approve the amendment as provided below. The board of directors may condition its submission of the proposed amendment to the shareholders on any basis. The shareholders shall approve amendments to the articles of incorporation by the vote of a majority of the votes entitled to be cast on the amendment, except as may otherwise be provided by the articles of incorporation, Sections 607.1003 and 607.1004 of the Business Corporation Act and other applicable provisions of law, and these bylaws. The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholder' meeting to amend the articles of incorporation in accordance with Article II, section 4 of these bylaws. The notice of meeting must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Notwithstanding the above provisions of this section and unless otherwise provided in the articles of incorporation, if this corporation has 35 or fewer shareholders then, pursuant to section 607.1002(6) of the Business Corporation Act, the shareholders may amend the articles of incorporation without an act of the directors at a meeting of the shareholders for which the notice of the changes to be made is given. [BCA Secs 607.1002 - 607.1005]

SECTION 2. AMENDMENT OF BYLAWS

The board of directors may amend or repeal these bylaws unless:

         1. The articles of incorporation or the Business Corporation Act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or

         2. The shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision. The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors. [BCA Sec. 607.1020]

                                   CERTIFICATE

This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of the corporation on the date set forth below.


Dated:  June 24, 2004                              /s/ Christoph Bruening
                                                -------------------------------
                                                 Christoph Bruening

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